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          [LETTERHEAD OF RYLANDER, CLAY & OPITZ, L.L.P. APPEARS HERE]

                                                                    EXHIBIT 16.1

October 4, 1996



Securities and Exchange Commission
450 Fifth Street N.W., Mail Stop 3-5
Washington, D.C. 20549

Gentlemen:

We have read the "Experts" section included in the Registration Statement Form S-1, Registration No. 333-11173, of Kevco, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,


/s/ Rylander, Clay & Opitz, L.L.P.

Rylander, Clay, & Opitz, L.L.P.